EXHIBIT 99.1

Colonial Commercial Corp. Reports 2011 Second Quarter Results

HAWTHORNE, New Jersey (August 15, 2011) – Colonial Commercial Corp. (“Colonial”) (OTCQB: “CCOM,” “CCOMP”), today announced financial results for the three months and six months ended June 30, 2011.

Three Months Ended June 30, 2011

Sales for the three months were $20,194,697, down 6.1%, or $1,306,288, from the corresponding period in 2010. The decrease in sales was substantially related to a continuing decline in demand for heating, ventilation and air conditioning units utilized in residential new construction and the reduction of commercial hydronic and plumbing bid and specification work.

Gross profit for the three months was $5,441,288, down 2.9%, or $165,193, from the corresponding period in 2010. Gross profit expressed as a percentage of sales was 26.9% in the 2011 period compared to 26.1% for the corresponding period in 2010. The decline in gross profit was directly related to the loss in sales. The increase in gross margins expressed as a percentage of sales was caused by a continuing decline in commercial bid and specification work and a decline in heating, ventilating and air conditioning units sold for new construction, both of which are sold at lower than normal margin percentages.

Selling, general and administrative expenses were $4,852,682, down 4.9%, or $250,433, from the corresponding period in 2010. The decrease in selling, general and administrative expense is primarily related to a $60,674 reduction in payroll and benefit costs, a $293,457 reduction in rent, a $22,524 reduction in depreciation and amortization and a $44,861 reduction in office expense, offset by a $26,890 increase in facility expense and a $138,453 increase in professional fees related to property tax reassessments.

The Company’s net income for the three months was $499,069, up 61.7%, or $190,440, compared to the corresponding period in 2010. The increase in net income is primarily the result of the $250,433 decrease in selling, general and administrative expenses and an $88,966 decrease in interest expense, partially offset by the $165,193 decrease in gross profit.

Six Months Ended June 30, 2011

Sales for the six months were $35,256,670, down 5.7%, or $2,142,214, from the corresponding period in 2010. The decrease in sales was substantially related to a continuation of the reduction in demand for heating, ventilation and air conditioning units utilized in residential new construction and the reduction of commercial hydronic and plumbing bid and specification work.

Gross profit for the six months was $9,619,755, down 3.1%, or $309,052, from the corresponding period in 2010. Gross profit expressed as a percentage of sales was 27.3% in 2011 compared to 26.5% for the comparable period in 2010. The decline in gross profit was directly related to the loss in sales. The increase in gross margins expressed as a percentage of sales was caused by a continuing decline in commercial bid and specification work and a decline in heating, ventilating and air conditioning units sold for new construction, both of which are sold at lower than normal margin percentages.

Selling, general and administrative expenses were $10,149,124, down 3.1%, or $324,398, from the prior-year six months. The decrease in selling, general and administrative expense is primarily related to a $106,113 reduction in payroll and benefit costs, a $322,655 reduction in rent, a $43,612 reduction in depreciation and amortization and an $83,071 reduction in office expense, offset by a $65,126 increase in facility expense and a $164,247 increase in professional fees related to property tax reassessments.

The Company’s net loss for the six months was $766,710, down 11.1%, or $95,434, compared to the corresponding period in 2010.  The decrease in net loss is primarily the result of the $324,398 decrease in selling, general and administrative expenses and a $68,151 decrease in interest expense, partially offset by the $309,052 decrease in gross profit.

William Pagano, Chief Executive Officer of the Company, said, “Our focus on improving operating efficiencies resulted in a 16.9% increase in operating profits this quarter versus the same quarter of the prior year. We are positioned that any increase in sales should have a favorable impact on profitability in the future. Currently, the economic trends remain unclear and the competitive landscape remains difficult. However, we believe that a pent-up demand is building for the products that we sell and eventually this demand should be released for our products and services. We expect this to happen during the next 12 to 18 months.”

About Colonial Commercial Corp.

Colonial distributes heating, ventilating and air conditioning, (“HVAC”), equipment, parts and accessories, climate control systems, customized control panels, and plumbing and electrical supplies and equipment to professional contractors in the states of New York, New Jersey, Massachusetts, Connecticut and eastern Pennsylvania through its subsidiaries; Universal Supply Group, Inc., www.usginc.com, The RAL Supply Group, Inc., www.ralsupply.com, American/Universal Supply Division, www.ausupplyinc.com, and S&A Supply, Inc., www.sasupplyinc.com. The Company also distributes home appliances to dealer groups and appliance stores through its Goldman Universal division. The Company is headquartered in New Jersey, and, with its affiliates, operates out of 19 locations in its geographic trading area.  For more information on Colonial’s operations, products and/or services, please visit www.colonialcomm.com.

Safe Harbor Statement

The foregoing press release may contain statements concerning Colonial Commercial Corp.’s financial performance, markets and business operations that may be considered "forward-looking" under applicable securities laws. Colonial cautions readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from any results that are projected in the forward-looking statements include the following: continued acceptance of the company's products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the company's periodic report filings with the Securities and Exchange Commission.  These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in Colonial's periodic reports and registration statements filed with the Securities and Exchange Commission. Colonial undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

For further information, please contact William Pagano, Chief Executive Officer, or

William Salek, Chief Financial Officer, at (973) 427-8224.

 (Financial Highlights Follow)

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2011	2010
	(Unaudited)
Assets
Current assets:
Cash	$109,939	$75,390
Accounts receivable, net of allowance for doubtful accounts of $672,478 in 2011 and $694,083 in 2010	10,235,484	9,632,829
Inventory	12,016,124	10,781,069
Prepaid expenses and other current assets	1,238,629	1,111,625
Total current assets	23,600,176	21,600,913
Property and equipment	1,026,428	1,126,810
Goodwill	1,416,929	1,416,929
Other assets - noncurrent	197,727	172,913
	$26,241,260	$24,317,565
Liabilities and Stockholders' Equity
Current liabilities:
Trade payables	$6,500,263	$6,513,506
Accrued liabilities	1,694,830	1,674,403
Income taxes payable	-	2,360
Borrowings under credit facility - revolving credit	11,529,871	10,770,235
Convertible notes payable-related party	200,000	-
Notes payable - current portion; includes related party notes of $782,009 in 2011 and $32,009 in 2010	1,112,256	1,094,275
Total current liabilities	21,037,220	20,054,779
Convertible notes payable, excluding current portion-related party	-	200,000
Notes payable, excluding current portion; includes related party notes of $64,019 in 2011 and $830,024 in 2010	1,344,143	1,686,179
Total liabilities	22,381,363	21,940,958
Commitments and contingencies
Stockholders' equity:
Redeemable convertible preferred stock, $.05 par value, 2,500,000 shares authorized, 293,057 shares issued and outstanding in 2011 and 2010, liquidation preference of $1,465,285 in 2011 and 2010	14,653	14,653
Common stock, $.05 par value, 20,000,000 shares authorized, 9,154,953 and 4,654,953 shares issued and outstanding in 2011 and 2010, respectively	457,747	232,747
Additional paid-in capital	12,659,782	10,634,782
Accumulated deficit	(9,272,285)	(8,505,575)
Total stockholders' equity	3,859,897	2,376,607
	$26,241,260	$24,317,565

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Sales	$20,194,697	$21,500,985	$35,256,670	$37,398,884
Cost of sales	14,753,409	15,894,504	25,636,915	27,470,077
Gross profit	5,441,288	5,606,481	9,619,755	9,928,807

Selling, general and administrative expenses, net	4,852,682	5,103,115	10,149,124	10,473,522
Operating income (loss)	588,606	503,366	(529,369)	(544,715)

Other income	77,596	61,362	141,564	129,627
Interest expense, net; includes related party interest of $15,590 and $16,550 for the three months ended June 30, 2011 and 2010, respectively, and $31,419 and $33,340 for the six months ended June 30, 2011 and 2010, respectively	(167,133)	(256,099)	(378,905)	(447,056)
Net income (loss)	$499,069	$308,629	$(766,710)	$(862,144)

Income (loss) per common share:
Basic	$0.05	$0.07	$(0.10)	$(0.19)
Diluted	$0.05	$0.06	$(0.10)	$(0.19)

Weighted average shares outstanding:
Basic	9,154,953	4,654,953	7,683,130	4,654,953
Diluted	9,448,010	4,948,010	7,683,130	4,654,953

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For Six Months Ended
	June 30,
	2011	2010
Cash flows from operating activities:
Net loss	$(766,710)	$(862,144)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for doubtful accounts	162,351	204,900
Depreciation	186,352	228,297
Net loss on disposal of fixed assets	156	684
Amortization of intangibles	-	1,667
Changes in operating assets and liabilities
Accounts receivable	(765,006)	(1,775,276)
Inventory	(1,235,055)	414,299
Prepaid expenses and other current assets	(127,004)	(157,330)
Other assets - noncurrent	(24,814)	23,497
Trade payables	(13,243)	1,344,980
Accrued liabilities	20,427	(109,028)
Income taxes payable	(2,360)	(4,374)
Net cash used in operating activities	(2,564,906)	(689,828)

Cash flows from investing activities:
Additions to property and equipment	(47,934)	(13,377)
Proceeds from disposal of property and equipment	3,583	8,000
Net cash used in investing activities	(44,351)	(5,377)

Cash flows from financing activities:
Repayments of notes payable; includes related party repayments of $16,005 in 2011 and 2010	(365,830)	(57,044)
Issuance of common stock	2,250,000	-
Borrowings under credit facility - revolving credit, net	759,636	369,151
Net cash provided by financing activities	2,643,806	312,107
Increase (decrease) in cash	34,549	(383,098)
Cash - beginning of period	75,390	746,629
Cash - end of period	$109,939	$363,531